FORM 8-K


             SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC  20549



                       CURRENT REPORT



               Pursuant to Section 13 or 15(d)
           of the Securities Exchange Act of 1934




Date of Report:  December 29, 1997      Commission File No.0-8788




               DELTA NATURAL GAS COMPANY, INC.
   (Exact name of registrant as specified in its charter)



          KENTUCKY                                 61-0458329
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)


             3617 Lexington Road
             Winchester, Kentucky                   40391
(Address of principal executive offices           (Zip Code)



Registrant's telephone number, including area code (606) 744-6171.

INFORMATION TO BE INCLUDED IN THE REPORT



ITEM 5.   OTHER EVENTS.

      On March 14, 1997, the Registrant filed a request for increased rates with the Kentucky Public Service Commission
(PSC). This general rate case (Case No. 97-066) requested an annual revenue increase of approximately $2,962,000, an increase of 7.7%. The test year for the case was the twelve months ended December 31, 1996. The increased rates were requested to become effective on April 13, 1997.

      The PSC approved new rates effective November 30, 1997 by their Order dated December 8, 1997. The approved rates provide for additional annual revenues of approximately $1,670,000. Delta has filed for rehearing on approximately $900,000 of additional annual revenues the PSC disallowed.

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                         DELTA NATURAL GAS COMPANY, INC.
                                   (Registrant)


                         By___/s/John F. Hall_________________
                              John F. Hall
                              Vice President - Finance,
                              Secretary & Treasurer
                              (Signature)


Date:   December 29, 1997